As filed with the Securities and Exchange Commission on September 5, 2019

Registration No. 333-211225

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

APOLLO GLOBAL MANAGEMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-8880053
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9 West 57th Street, 43rd Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act

Title of each class to be registered	Name of each exchange on which registered
6.375% Series B Preferred Stock	New York Stock Exchange

If this form related to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form related to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form related to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-211225

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to Form 8-A (the “Registration Statement”) is being filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by Apollo Global Management, Inc., a Delaware corporation (“AGM Inc.”), as the successor registrant to Apollo Global Management, LLC, a Delaware limited liability company (“AGM LLC”). Effective at 12:01 a.m. (Eastern Time) on September 5, 2019, AGM LLC converted from a Delaware limited liability company to a Delaware corporation (the “Conversion”). In accordance with Rule 12g-3 under the Exchange Act, upon the effective time of the Conversion, the Class A common stock and preferred stock, including the 6.375% Series B preferred stock, having a liquidation preference of $25.00 per share (the “Series B Preferred Stock”), of AGM Inc. were deemed to be registered under Section 12(b) of the Exchange Act as AGM Inc. is deemed to be the successor registrant to AGM LLC. AGM Inc. expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Exchange Act. The Series B Preferred Stock will continue to trade on the New York Stock Exchange under the ticker symbol “APO.PR B.”

This Amendment amends the Registration Statement as follows:

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Series B Preferred Stock is contained in “Description of Capital Stock” set forth in Exhibit 99.2 to AGM Inc.’s Current Report on Form 8-K filed on September 5, 2019, which is incorporated herein by reference.

Item 2.	Exhibits

Exhibit Number	Description

3.1	Certificate of Conversion of Apollo Global Management, LLC

3.2	Certificate of Incorporation of Apollo Global Management, Inc.

3.3	Bylaws of Apollo Global Management, Inc.

4.1	Form of 6.375% Series B Preferred Stock Certificate

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 5, 2019

APOLLO GLOBAL MANAGEMENT, INC.

By:	/s/ John J. Suydam
Name: John J. Suydam
Title: Chief Legal Officer, Vice President and Secretary